UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012 (May 7, 2012)

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.01 is incorporated by reference as if fully set forth herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.01 is incorporated by reference as if fully set forth herein.

In connection with the Transaction Agreement, the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), entered into Amendment No. 1, dated as of April 18, 2012 (and filed by the Company on April 19, 2012 as an exhibit to its Current Report on Form 8-K) (the “Amendment”), to the Rights Agreement, dated as of January 13, 2012, between the Company and the Rights Agent (the “Rights Agreement”). Among other things, the Amendment amended Section 7(e) of the Rights Agreement to specify that if the Offer closes, then the Rights (as defined in the Rights Agreement) will be deemed to be redeemed and cancelled, effective immediately prior to the closing of the Offer. The Offer closed on May 7, 2012 and all of the Rights (as defined in the Rights Agreement) were redeemed and cancelled.

Item 5.01.	Change in Control of Registrant.

On May 7, 2012, Carl C. Icahn and certain of his affiliates (collectively, “Icahn”) acquired control of CVR Energy, Inc. (the “Company”) pursuant to the pending tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company’s common stock (the “Shares”) for a price of $30 per Share in cash, plus one non-transferable contingent cash payment right for each Share, which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of the Company is executed within fifteen months following the expiration of the Offer and such transaction closes (a “CCP”). The Offer, as amended, expired as of 11:59 p.m., New York City time, on May 4, 2012, and as of such time 48,112,317 shares of common stock of the Company were validly tendered pursuant to the Offer.

On May 7, 2012, Icahn acquired 48,112,317 Shares pursuant to the Offer for total consideration of $1,443,369,510 paid in cash from immediately available funds. Icahn’s aggregate ownership in the Company as of May 7, 2012 is 60,696,544 Shares or approximately 69% of the Shares. Prior to Icahn’s acquisition, the Company was owned 100% by the public. In addition, effective May 7, 2012, the subsequent offering period for the Offer has commenced and will expire at 11:59 p.m., New York City time, on May 18, 2012. During the subsequent offering period, holders of Shares who did not tender their shares during the initial offer period may tender their Shares and receive the same consideration of $30 per share plus a CCP that was offered during the initial offer period. Icahn will immediately accept and promptly pay, on a first-come, first-served basis, for all Shares as they are tendered during the subsequent offering period. If, following the closing of the subsequent offering period, Icahn owns at least 90% of the Shares, then Icahn is required to cause a short-form merger of the Company under Section 253 of the Delaware General Corporation Law (the “Short-Form Merger”). If the Short-Form Merger occurs, all remaining Shares will be cancelled and the holders thereof will receive $30 in cash plus a CCP for each Share, unless such stockholder elects to assert statutory appraisal rights under Delaware law.

In accordance with the Transaction Agreement dated April 18, 2012 by and between Icahn and the Company (and filed by the Company on April 23, 2012 as an exhibit to its Current Report on Form 8-K) (the “Transaction Agreement”), effective May 7, 2012, all but two of the members of the board of directors of the Company (the “Board”) prior to the Icahn acquisition resigned from the Board and all committees thereof and were replaced by an equal number of directors designated by Icahn. Barbara M. Baumann, William J. Finnerty, C. Scott Hobbs, Steve A. Nordaker, Robert T. Smith, Joseph E. Sparano and Mark E. Tomkins resigned and were replaced by Bob G. Alexander, SungHwan Cho, Vincent J. Intrieri, Samuel Merksamer, Stephen Mongillo, Daniel A. Ninivaggi and Glenn R. Zander. John J. Lipinski and George E. Matelich currently remain on the Board; provided, effective upon the completion of the subsequent offering period, Mr. Lipinski and Mr. Matelich will resign from the Board and be replaced by George W. Hebard III and James M. Strock.

In connection with the change in control described above, Coffeyville Resources, LLC, a subsidiary of the Company, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, the lenders and the other parties thereto, entered into a First Amendment to Credit Agreement effective as of May 7, 2012 (the “ABL First Amendment”), pursuant to which the parties agreed to exclude Icahn’s acquisition of Shares from the definition of change of control as provided in the ABL Credit Agreement, dated as of February 22, 2011, by and among the parties thereto (the “ABL Credit Agreement”). Absent the ABL First Amendment, the change in control of the Company described above would have triggered an event of default pursuant to the ABL Credit Agreement.

The full text of the ABL First Amendment is filed herewith as Exhibit 10.1. The foregoing description of the ABL First Amendment does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of the ABL First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 is incorporated by reference as if fully set forth herein.

Effective May 7, 2012, Barbara M. Baumann, William J. Finnerty, C. Scott Hobbs, Steve A. Nordaker, Robert T. Smith, Joseph E. Sparano and Mark E. Tomkins resigned from the Board, and Bob G. Alexander, SungHwan Cho, Vincent J. Intrieri, Samuel Merksamer, Stephen Mongillo, Daniel A. Ninivaggi and Glenn R. Zander were concurrently appointed to the Board.

Each of SungHwan Cho, Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi is employed by Icahn and from time to time serve on the boards of directors of companies in which Icahn owns an interest. For more information concerning Messrs. Alexander, Cho, Intrieri, Merksamer, Mongillo, Ninivaggi and Zander, as well as Messrs. Hebard and Strock (who will join the Board following the subsequent offering period), please see their biographies set forth under Proposal 1 – Election of Directors in the preliminary proxy statement filed by Icahn with the Securities and Exchange Commission on March 23, 2012, which is incorporated herein by reference.

Messrs. Zander, Mongillo and Alexander have been named to serve on the Audit Committee of the Board. Messrs. Intrieri, Merksamer and Ninivaggi have been named to serve on the Compensation Committee of the Board. Messrs. Ninivaggi, Cho and Mongillo have been named to serve on the Nominating and Corporate Governance Committee of the Board. Messrs. Zander, Mongillo and Alexander will receive an annual retainer of $75,000, paid quarterly, and meeting fees of $1,000 per meeting. Messrs. Cho, Intrieri, Merksamer and Ninivaggi are employed by Icahn and will not receive any compensation for serving on the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Credit Agreement effective as of May 7, 2012 by and among Coffeyville Resources, LLC, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, the lenders and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012

CVR Energy, Inc.

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel And Secretary